EX-12
STATEMENT RE COMPUTATION OF RATIOS


DTI Holdings, Inc
Computation of Ratio of Earnings to Fixed Charges


-------------------------------------------------- ---------------------------------------------------------
                                                                     Fiscal Year Ended
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Selected Historical Data: Earnings were
calculated as follows:                                 1998                1999                 2000
-------------------------------------------------- ---------------- -------------------- -------------------
Loss before income taxes                             $(11,442,512)       $ (31,716,247)       $ (55,047,199)
-------------------------------------------------- ---------------- -------------------- -------------------
Add: Fixed charges                                     13,122,333           39,762,863           46,227,914
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Deduct: Capitalized interest                             (848,000)          (7,582,420)          (7,748,681)
-------------------------------------------------- ---------------- -------------------- -------------------
Earnings                                                  831,821              464,196          (16,567,966)
-------------------------------------------------- ---------------- -------------------- -------------------
Fixed charges were calculated as follows:
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Interest expense                                       11,545,559           29,836,268           34,948,671
-------------------------------------------------- ---------------- -------------------- -------------------
Amortization of deferred financing costs                  509,869            1,657,870            1,853,811
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Portion of rentals attributable to interest (one          218,905              686,305            1,676,751
third of lease payments)
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Loan commitment fees                                            0                    0                    0
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Capitalized interest                                      848,000            7,582,420            7,748,681
-------------------------------------------------- ---------------- -------------------- -------------------
Fixed charges                                          13,122,333           39,762,863           46,227,914
-------------------------------------------------- ---------------- -------------------- -------------------
Ratio fixed earnings to fixed charges                     n/a                  n/a                 n/a
-------------------------------------------------- ---------------- -------------------- -------------------
Deficiency                                             12,290,512           39,298,667           62,795,880
-------------------------------------------------- ---------------- -------------------- -------------------

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